UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2009

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Retirement Payments to Mr. Lilly

As previously reported, Peter B. Lilly retired from his position as President—Coal Group of CONSOL Energy Inc. (the “Company”), effective January 31, 2009. See Item 5.02(b) of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 20, 2009.

In connection with Mr. Lilly’s retirement, the Company and Mr. Lilly entered into a letter agreement effective March 10, 2009 (the “Letter Agreement”), pursuant to which the Company will provide Mr. Lilly certain separation benefits, subject to his release of claims against the Company and his continued compliance with restrictive covenants in his equity award agreements under the Company’s Equity Incentive Plan, as amended and restated (the “Plan”), including two-year non-competition and non-solicitation covenants, and confidentiality provisions. Pursuant to the Letter Agreement, Mr. Lilly will be entitled to the following cash payments, in addition to certain accrued benefits: a one-time severance payment of $635,000, minus required deductions, and a one-time bonus payment of $450,000, minus required deductions.

Additionally, the provisions applicable to a “reduction in force” will be applied to his equity awards. These provisions generally (subject to the other terms and conditions of the equity award agreements) have the following effect: (i) with respect to performance share unit awards, such awards are retained and paid, to the extent earned as determined at the end of the applicable performance period and the terms of the program documents; (ii) with respect to option awards, the unvested portion of such awards will continue to vest in accordance with the applicable award’s vesting schedule and, once vested, remain exercisable until the expiration of such option’s term, and (iii) with respect to restricted stock unit awards, the unvested portion of such awards accelerates and vests. As of January 31, 2009, Mr. Lilly held options to purchase 187,488 shares of the Company’s common stock, 26,874 restricted stock units and 19,727 performance share units.

The above description is a summary of the Letter Agreement and is qualified in its entirety by the terms thereof, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement by and between Peter B. Lilly and CONSOL Energy Inc., effective March 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ P. Jerome Richey
P. Jerome Richey
Executive Vice President - Corporate Affairs, Chief Legal Officer & Secretary

Dated: March 10, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement by and between Peter B. Lilly and CONSOL Energy Inc., effective March 10, 2009.